Exhibit 99.1

FOR IMMEDIATE RELEASE

At the Company

Becky Niiya	Jeff Goeser

Director, Corporate Communications	Managing Director, Investor Relations

(402) 574-6652	(402) 597-8464

rebecca.niiya@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Reports Third Quarter Fiscal 2019 Results

Company Conference Call Moved to Monday (7/22) at 5:00 p.m. EDT

GAAP Diluted EPS $1.00; Non-GAAP Diluted EPS $1.04(1)

Net New Client Assets of $19.5B

Average Client Trades per Day of 825,000

OMAHA, Neb., July 22, 2019 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for the third quarter of fiscal 2019.

Financial results for the quarter ended June 30, 2019 include the following:(2)

•	Net revenues of $1.5 billion, up 8 percent year-over-year

•	$1.00 in GAAP earnings per diluted share, up 27 percent year over year, on net income of $555 million

•	$1.04 in Non-GAAP earnings per diluted share,(1) up 17 percent year over year

•	Pre-tax GAAP income of $743 million, or 50 percent of net revenues

•	Net new client assets of approximately $19.5 billion, an annualized growth rate of 6 percent

•	Average client trades per day of approximately 825,000, up 5 percent year over year

“After markets hit new record highs early in the quarter and then pulled back sharply in May, the S&P 500 posted its strongest June return in more than 60 years. Investors are pleased with the market’s strong 2019 performance although they are mindful of persisting uncertainty related to U.S. trade relations and global economic growth,” said Tim Hockey, president and chief executive officer, TD Ameritrade. “One sign of optimism and a driver of investor engagement this quarter was a robust season of high profile IPOs which reinforces the broad-based desire of retail investors to invest in the brands they know and trust.

“Our business fundamentals are solid and we’re pleased with our year-to-date performance that reflects the strength and diversity of our business model,” Hockey continued. “Client satisfaction scores are on the rise as our focused efforts to transform the client experience are gaining momentum. At TD Ameritrade, the client is at the center of everything we do, and we’re well positioned to deliver an easy, personal and enlightening experience for them in any macroeconomic environment.”

“We delivered strong results in the quarter which were further enhanced as we recognized some notable items that were net favorable to earnings,” said Steve Boyle, executive vice president and chief financial officer, TD Ameritrade. “Both revenue and pre-tax margins rose, buoying our strong balance sheet. As we have demonstrated in the past, our sound financial position, disciplined expense management and long-term view will help us successfully navigate through various market cycles and deliver on our financial targets.”

Capital Management

The Company paid $166 million in cash dividends its third fiscal quarter, or $0.30 per share.

The Company has declared a $0.30 per share quarterly cash dividend, payable on August 20, 2019 to all holders of record of common stock as of August 6, 2019.

During the June quarter, the Company paid $242 million in cash to repurchase 4.7 million shares. As of June 30, 2019, the Company has approximately 7 million shares remaining for share repurchases under its stock repurchase program.

*NEW* Company Updates Time of Conference Call

TD Ameritrade will hold a conference call to discuss these financial results, as well as a special leadership announcement, and to take questions from analysts today, July 22, 2019, at 5:00 p.m. EDT (4:00 p.m. CDT). Participants may listen to the conference call by dialing 866-393-4306.

A replay of the phone call will be available by dialing 855-859-2056 and entering the Conference ID 9195175 beginning at 8:00 p.m. EDT (7:00 p.m. CDT) on July 22, 2019. The replay will be available until 11:59 p.m. EDT (10:59 p.m. CDT) on July 29, 2019. A transcript of the call will be available on the company’s corporate web site, www.amtd.com, via the “Earnings” page beginning Friday, July 26, 2019.

More information about TD Ameritrade’s upcoming corporate events and management speaking engagements, such as quarterly earnings conference calls, is available via the Company’s Calendar which is located on the “Investor Relations” page of www.amtd.com.

Interested parties should visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date information on corporate financial reports, press releases, SEC filings and events. The Company also communicates this information via Twitter, @TDAmeritradePR. Website links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation

TD Ameritrade provides investing services and education to more than 11 million client accounts totaling approximately $1.3 trillion in assets, and custodial services to more than 7,000 registered investment advisors. We are a leader in U.S. retail trading, executing an average of approximately 800,000 trades per day for our clients, more than a quarter of which come from mobile devices. We have a proud history of innovation, dating back to our start in 1975, and today our team of 10,000-strong is committed to carrying it forward. Together, we are leveraging the latest in cutting edge technologies and one-on-one client care to transform lives, and investing, for the better. Learn more by visiting TD Ameritrade’s newsroom at www.amtd.com, or read our stories at Fresh Accounts.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) / SIPC (www.SIPC.org)

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, forward-looking statements contained in this discussion include our expectations regarding: the effect of client trading activity on our results of operations; the effect of changes in interest rates on our net interest spread; the amount of net revenues; average commissions per trade; the amounts of total operating expenses and advertising expense; our effective income tax rate; our capital and liquidity needs and our plans to finance such needs; and our plans to return capital to stockholders through cash dividends and share repurchases.These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: economic, social and political conditions and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; difficulties and delays in integrating the Scottrade Financial Services, Inc. (“Scottrade”) business or fully realizing cost savings and other benefits from the acquisition; disruptions from the Scottrade acquisition; or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with other acquisitions; and the other risks and uncertainties set forth under Item 1A. – Risk Factors of the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2018. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

[1]	See attached reconciliation of non-GAAP financial measures.
[2]	Please see the Glossary of Terms, located in the “Investor relations” section of www.amtd.com under the “Financial Reports” heading for more information on how these metrics are calculated.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) / SIPC (www.SIPC.org).

Advisory services are provided by TD Ameritrade Investment Management, LLC (“TD Ameritrade Investment Management”), a registered investment advisor. Brokerage services provided by TD Ameritrade, Inc. TD Ameritrade Investment Management provides discretionary advisory services for a fee. Risks applicable to any portfolio are those associated with its underlying securities. For more information, please see the Disclosure Brochure (Form ADV Part 2A) http://www.tdameritrade.com/forms/TDA4855.pdf

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

In millions, except per share amounts

(Unaudited)

	Quarter Ended			Nine Months Ended
	June 30, 2019	Mar. 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$477	$487	$490	$1,500	$1,487
Asset-based revenues:
Bank deposit account fees	421	430	387	1,280	1,149
Net interest revenue	383	362	332	1,120	916
Investment product fees	151	137	140	431	414

Total asset-based revenues	955	929	859	2,831	2,479
Other revenues	59	35	33	126	88

Net revenues	1,491	1,451	1,382	4,457	4,054

Operating expenses:
Employee compensation and benefits	325	340	352	982	1,228
Clearing and execution costs	59	53	46	161	149
Communications	39	38	42	119	141
Occupancy and equipment costs	67	65	67	199	226
Depreciation and amortization	38	36	37	109	106
Amortization of acquired intangible assets	31	31	32	93	107
Professional services	71	74	70	218	230
Advertising	80	74	63	213	218
Other	61	35	42	142	286

Total operating expenses	771	746	751	2,236	2,691

Operating income	720	705	631	2,221	1,363
Other expense (income):
Interest on borrowings	37	37	28	107	72
Gain on business-related divestiture	(60)	—	—	(60)	—
Loss on sale of investments	—	—	—	—	11
Other	—	—	—	(14)	2

Total other expense (income)	(23)	37	28	33	85

Pre-tax income	743	668	603	2,188	1,278
Provision for income taxes(1)	188	169	152	530	259

Net income	$555	$499	$451	$1,658	$1,019

Earnings per share - basic	$1.01	$0.89	$0.79	$2.97	$1.80
Earnings per share - diluted	$1.00	$0.89	$0.79	$2.96	$1.79
Weighted average shares outstanding - basic	552	560	568	558	567
Weighted average shares outstanding - diluted	554	562	570	560	570
Dividends declared per share	$0.30	$0.30	$0.21	$0.90	$0.63

(1)

The provision for income taxes was lower for the nine months ended June 30, 2018, primarily due to the realization of approximately $78 million of after-tax benefits recognized during the quarter ended December 31, 2017. These after-tax benefits were primarily attributable to the enactment of the Tax Cuts and Jobs Act.

TD AMERITRADE HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In millions

(Unaudited)

	June 30, 2019	Sept. 30, 2018
Assets:
Cash and cash equivalents	$2,953	$2,690
Segregated cash and investments	7,124	3,185
Broker/dealer receivables	1,780	1,374
Client receivables, net	20,847	22,616
Investments available-for-sale, at fair value	1,129	484
Goodwill and intangible assets	5,463	5,556
Other	1,823	1,615

Total assets	$41,119	$37,520

Liabilities and stockholders’ equity:
Liabilities:
Broker/dealer payables	$3,210	$2,980
Client payables	24,588	22,884
Long-term debt and other borrowings	3,574	2,535
Other	1,254	1,118

Total liabilities	32,626	29,517
Stockholders’ equity	8,493	8,003

Total liabilities and stockholders’ equity	$41,119	$37,520

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Nine Months Ended
	June 30, 2019	Mar. 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Key Metrics:
Net new assets (in billions)	$19.5	$19.6	$19.8	$71.0	$68.4
Net new asset growth rate (annualized)	6%	7%	7%	7%	8%
Average client trades per day	824,600	860,359	783,665	870,744	816,445
Profitability Metrics:
Operating margin	48.3%	48.6%	45.7%	49.8%	33.6%
Pre-tax margin	49.8%	46.0%	43.6%	49.1%	31.5%
Return on average stockholders’ equity (annualized)	26.5%	23.7%	23.3%	26.5%	18.0%
Net profit margin	37.2%	34.4%	32.6%	37.2%	25.1%
EBITDA(1) as a percentage of net revenues	56.9%	53.2%	50.7%	56.0%	38.6%
Liquidity Metrics:
Interest on borrowings (in millions)	$37	$37	$28	$107	$72
Interest coverage ratio (EBITDA(1) /interest on borrowings)	22.9	20.9	25.0	23.3	21.7
Cash and cash equivalents (in billions)	$3.0	$2.7	$1.3	$3.0	$1.3
Liquid assets(1) (in billions)	$2.8	$2.6	$0.9	$2.8	$0.9
Transaction-Based Revenue Metrics:
Total trades (in millions)	51.9	52.5	50.2	162.0	153.1
Average commissions per trade	$6.92	$7.01	$7.40	$7.01	$7.48
Trading days	63.0	61.0	64.0	186.0	187.5
Order routing revenue (in millions)	$117	$119	$119	$365	$341
Spread-Based Asset Metrics:
Average bank deposit account balances (in billions)	$110.3	$114.7	$116.3	$113.1	$117.9
Average interest-earning assets (in billions)	32.6	31.0	30.3	31.2	31.3

Average spread-based balances (in billions)	$142.9	$145.7	$146.6	$144.3	$149.2

Bank deposit account fee revenue (in millions)	$421	$430	$387	$1,280	$1,149
Net interest revenue (in millions)	383	362	332	1,120	916

Spread-based revenue (in millions)	$804	$792	$719	$2,400	$2,065

Avg. annualized yield - bank deposit account fees	1.51%	1.50%	1.32%	1.49%	1.28%
Avg. annualized yield - interest-earning assets	4.65%	4.66%	4.34%	4.73%	3.86%
Net interest margin (NIM)	2.23%	2.17%	1.94%	2.19%	1.83%

(1)	See attached reconciliation of non-GAAP financial measures.

NOTE: See Glossary of Terms on the Company’s website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Nine Months Ended
	June 30, 2019	Mar. 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	11,763,000	11,630,000	11,266,000	11,514,000	11,004,000
Funded accounts (end of period)	11,876,000	11,763,000	11,399,000	11,876,000	11,399,000
Percentage change during period	1%	1%	1%	3%	4%
Client assets (beginning of period, in billions)	$1,297.1	$1,161.6	$1,185.7	$1,297.5	$1,118.5
Client assets (end of period, in billions)	$1,306.6	$1,297.1	$1,229.6	$1,306.6	$1,229.6
Percentage change during period	1%	12%	4%	1%	10%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$5.7	$5.8	$5.6	$4.8	$8.1
Average annualized yield	2.37%	2.26%	1.61%	2.25%	1.29%

Interest revenue (in millions)	$34	$33	$23	$82	$79

Client margin balances:
Average balance (in billions)	$20.6	$19.4	$20.6	$20.7	$19.1
Average annualized yield	5.19%	5.28%	4.69%	5.19%	4.47%

Interest revenue (in millions)	$271	$257	$244	$816	$648

Securities borrowing/lending:
Average securities borrowing balance (in billions)	$1.3	$0.9	$0.8	$0.9	$0.9
Average securities lending balance (in billions)	$3.0	$2.3	$3.1	$2.7	$2.9

Net interest revenue - securities borrowing/lending (in millions)	$54	$49	$55	$158	$168

Other cash and interest-earning investments:
Average balance (in billions)	$5.0	$4.9	$3.3	$4.8	$3.2
Average annualized yield	2.03%	2.03%	1.49%	1.97%	1.12%

Interest revenue - net (in millions)	$26	$25	$12	$71	$27

Client credit balances:
Average balance (in billions)	$19.0	$19.2	$19.6	$19.2	$20.8
Average annualized cost	0.05%	0.05%	0.04%	0.05%	0.03%

Interest expense (in millions)	($2)	($2)	($2)	($7)	($6)

Average interest-earning assets (in billions)	$32.6	$31.0	$30.3	$31.2	$31.3
Average annualized yield	4.65%	4.66%	4.34%	4.73%	3.86%

Net interest revenue (in millions)	$383	$362	$332	$1,120	$916

Investment Product Fee Revenue:
Fee-based investment balances:
Average balance (in billions)	$290.6	$273.7	$256.8	$275.9	$246.1
Average annualized yield	0.21%	0.20%	0.22%	0.21%	0.22%

Investment product fee revenue (in millions)	$151	$137	$140	$431	$414

NOTE: See Glossary of Terms on the Company’s website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Dollars in millions, except per share amounts

(Unaudited)

	Quarter Ended						Nine Months Ended
	June 30, 2019		Mar. 31, 2019		June 30, 2018		June 30, 2019		June 30, 2018
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Non-GAAP Net Income and Non-GAAP Diluted EPS (1)
Net income and diluted EPS - (GAAP)	$555	$1.00	$499	$0.89	$451	$0.79	$1,658	$2.96	$1,019	$1.79
Non-GAAP adjustments:
Amortization of acquired intangible assets	31	0.06	31	0.06	32	0.06	93	0.17	107	0.19
Acquisition-related expenses	—	—	—	—	46	0.08	—	—	384	0.67
Income tax effect of above adjustments	(8)	(0.02)	(8)	(0.02)	(21)	(0.04)	(24)	(0.05)	(133)	(0.23)

Non-GAAP net income and non-GAAP diluted EPS	$578	$1.04	$522	$0.93	$508	$0.89	$1,727	$3.08	$1,377	$2.42

	Quarter Ended						Nine Months Ended
	June 30, 2019		Mar. 31, 2019		June 30, 2018		June 30, 2019		June 30, 2018
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (2)
Net income - (GAAP)	$555	37.2%	$499	34.4%	$451	32.6%	$1,658	37.2%	$1,019	25.1%
Add:
Depreciation and amortization	38	2.5%	36	2.5%	37	2.7%	109	2.4%	106	2.6%
Amortization of acquired intangible assets	31	2.1%	31	2.1%	32	2.3%	93	2.1%	107	2.6%
Interest on borrowings	37	2.5%	37	2.5%	28	2.0%	107	2.4%	72	1.8%
Provision for income taxes	188	12.6%	169	11.6%	152	11.0%	530	11.9%	259	6.4%

EBITDA - (non-GAAP)	$849	56.9%	$772	53.2%	$700	50.7%	$2,497	56.0%	$1,563	38.6%

	As of
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2019	2019	2018	2018	2018
Liquid Assets (3)
Cash and cash equivalents - (GAAP)	$2,953	$2,674	$5,117	$2,690	$1,343
Less: Non-corporate cash and cash equivalents	(2,004)	(2,020)	(4,247)	(2,307)	(1,044)

Corporate cash and cash equivalents	949	654	870	383	299
Corporate investments	1,129	894	884	386	388
Excess regulatory net capital over management targets	689	1,061	862	296	166

Liquid assets - (non-GAAP)	$2,767	$2,609	$2,616	$1,065	$853

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

(1)

Non-GAAP net income and non-GAAP diluted earnings per share (EPS) are non-GAAP financial measures as defined by SEC Regulation G. We define non-GAAP net income as net income adjusted to remove the after-tax effect of amortization of acquired intangible assets and acquisition-related expenses. We consider non-GAAP net income and non-GAAP diluted EPS as important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of our underlying business performance. Acquisition-related expenses are excluded as these costs are not representative of the costs of running the Company’s on-going business. Non-GAAP net income and non-GAAP diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net income and diluted EPS.

(2)

EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA to be an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, GAAP pre-tax income, net income and cash flows from operating activities.

(3)

Liquid assets is considered a non-GAAP financial measure as defined by SEC Regulation G. Liquid assets represents available capital, including any capital from our regulated subsidiaries in excess of established management operational targets. We include the excess capital of our regulated subsidiaries in the calculation of liquid assets, rather than simply including regulated subsidiaries’ cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the regulated subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the regulated subsidiaries to the parent company. Liquid assets should be considered as a supplemental measure of liquidity, rather than as a substitute for GAAP cash and cash equivalents.

Liquid assets may be utilized for general corporate purposes and is defined as the sum of (a) corporate cash and cash equivalents, (b) corporate investments, less securities sold under agreements to repurchase, and (c) our regulated subsidiaries’ net capital in excess of minimum operational targets established by management. Corporate cash and cash equivalents includes cash and cash equivalents from our investment advisory subsidiaries. Liquid assets is based on more conservative measures of net capital than regulatory requirements because we generally manage to higher levels of net capital at our regulated subsidiaries than the regulatory thresholds require.